Exhibit 4.1

THIS INSTRUMENT IS SUPPLEMENTAL TO THAT CERTAIN SECOND AMENDED AND RESTATED INDENTURE OF MORTGAGE AND DEED OF TRUST DATED JANUARY 1, 2011, PREVIOUSLY RECORDED IN THE CLERK’S OFFICE, CIRCUIT COURT OF ACCOMACK COUNTY, VIRGINIA; CLERK’S OFFICE, CIRCUIT COURT OF ALBEMARLE COUNTY, VIRGINIA; CLERK’S OFFICE, CIRCUIT COURT OF FAUQUIER COUNTY, VIRGINIA; CLERK’S OFFICE, CIRCUIT COURT OF HALIFAX COUNTY, VIRGINIA; CLERK’S OFFICE, CIRCUIT COURT OF LOUISA COUNTY, VIRGINIA; CLERK’S OFFICE, CIRCUIT COURT OF NORTHAMPTON COUNTY, VIRGINIA; CLERK’S OFFICE, CIRCUIT COURT OF ORANGE COUNTY, VIRGINIA; CLERK’S OFFICE, CIRCUIT COURT OF SPOTSYLVANIA COUNTY, VIRGINIA; CLERK’S OFFICE, CIRCUIT COURT OF SURRY COUNTY, VIRGINIA; CLERK’S OFFICE, CIRCUIT COURT OF SUSSEX COUNTY, VIRGINIA; CLERK’S OFFICE, CIRCUIT COURT OF CECIL COUNTY, MARYLAND AND IN THE RECORDER OF DEEDS OFFICER, LANCASTER COUNTY, PENNSYLVANIA. THIS INSTRUMENT IS A SUPPLEMENTAL WRITING WITHIN THE MEANING OF SECTION 58.1-809 OF THE CODE OF VIRGINIA (1950), AS AMENDED. THE RECORDING TAX IMPOSED BY SECTION 58.1-803 OF THE CODE OF VIRGINIA (1950), AS AMENDED, HAS ALREADY BEEN PAID ON THE SUM OF $1,380,210,000.00. NO NOVATION IS INTENDED HEREBY.

OLD DOMINION ELECTRIC COOPERATIVE,

GRANTOR,

TO

BRANCH BANKING AND TRUST COMPANY,

TRUSTEE

THIRD SUPPLEMENTAL INDENTURE

Dated as of November 1, 2014

Supplemental to the Second Amended and Restated

Indenture of Mortgage and Deed of Trust,

Dated as of January 1, 2011

A Mortgage of Both Real and Personal Property

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY THIS

INSTRUMENT CONTAINS AFTER ACQUIRED PROPERTY PROVISIONS

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of November 1, 2014 (this “Third Supplemental Indenture”), is made by and between OLD DOMINION ELECTRIC COOPERATIVE, a Virginia utility aggregation cooperative (the “Company”), whose mailing address and address of its chief executive office is 4201 Dominion Boulevard, Glen Allen, Virginia 23060, and BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, as trustee (the “Trustee”), having a corporate trust office at 223 West Nash Street, Wilson, North Carolina 27893.

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Second Amended and Restated Indenture of Mortgage and Deed of Trust, dated as of January 1, 2011 (the “Original Indenture”), for the purpose of providing for the authentication and delivery of Obligations (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture) by the Trustee from time to time under the Original Indenture (the Original Indenture, as heretofore, hereby and hereafter supplemented being sometimes referred to as the “Indenture”);

WHEREAS, the Original Indenture and the First Supplemental Indenture, dated as of April 1, 2011, to the Original Indenture (the “First Supplemental Indenture”) each were recorded among the land records in the Clerk’s Office, Circuit Court of Accomack County, Virginia; Clerk’s Office, Circuit Court of Albemarle County, Virginia; Clerk’s Office, Circuit Court of Fauquier County, Virginia; Clerk’s Office, Circuit Court of Halifax County, Virginia; Clerk’s Office, Circuit Court of Louisa County, Virginia; Clerk’s Office, Circuit Court of Northampton County, Virginia; Clerk’s Office, Circuit Court of Orange County, Virginia; Clerk’s Office, Circuit Court of Spotsylvania County, Virginia; Clerk’s Office, Circuit Court of Surry County, Virginia; Clerk’s Office, Circuit Court of Sussex County, Virginia; Clerk’s Office, Circuit Court of Cecil County, Maryland and in the Recorder of Deeds Office, Lancaster County, Pennsylvania, and a UCC Form 1 concerning each of the Original Indenture and the First Supplemental Indenture were recorded among the financing statement records at the Virginia State Corporation Commission and the Clerk’s Office, Circuit Court of Accomack County, Virginia; Clerk’s Office, Circuit Court of Albemarle County, Virginia; Clerk’s Office, Circuit Court of Fauquier County, Virginia; Clerk’s Office, Circuit Court of Halifax County, Virginia; Clerk’s Office, Circuit Court of Louisa County, Virginia; Clerk’s Office, Circuit Court of Northampton County, Virginia; Clerk’s Office, Circuit Court of Orange County, Virginia; Clerk’s Office, Circuit Court of Spotsylvania County, Virginia; Clerk’s Office, Circuit Court of Surry County, Virginia; Clerk’s Office, Circuit Court of Sussex County, Virginia; Clerk’s Office, Circuit Court of Cecil County, Maryland and in the Recorder of Deeds Office, Lancaster County, Pennsylvania;

WHEREAS, the Second Supplemental Indenture, dated as of June 1, 2013, to the Original Indenture (the “Second Supplemental Indenture”) was recorded among the land records in the Clerk’s Office, Circuit Court of Accomack County, Virginia; Clerk’s Office, Circuit Court of Albemarle County, Virginia; Clerk’s Office, Circuit Court of Fauquier County, Virginia; Clerk’s Office, Circuit Court of Halifax County, Virginia; Clerk’s Office, Circuit Court of Louisa County, Virginia; Clerk’s Office, Circuit Court of Northampton County, Virginia; Clerk’s Office, Circuit Court of Orange County, Virginia; Clerk’s Office, Circuit Court of Spotsylvania County, Virginia; Clerk’s Office, Circuit Court of Surry County, Virginia; Clerk’s Office, Circuit Court of Cecil County, Maryland and in the Recorder of Deeds Office, Lancaster County, Pennsylvania;

WHEREAS, this Third Supplemental Indenture to the Original Indenture will be recorded among the land records in the Clerk’s Office, Circuit Court of Accomack County, Virginia; Clerk’s Office, Circuit Court of Albemarle County, Virginia; Clerk’s Office, Circuit Court of Fauquier County, Virginia; Clerk’s Office, Circuit Court of Halifax County, Virginia; Clerk’s Office, Circuit Court of Louisa County, Virginia; Clerk’s Office, Circuit Court of Northampton County, Virginia; Clerk’s Office, Circuit Court of Orange County, Virginia; Clerk’s Office, Circuit Court of Spotsylvania County, Virginia; Clerk’s Office, Circuit Court of Surry County, Virginia; Clerk’s Office, Circuit Court of Cecil County, Maryland and in the Recorder of Deeds Office, Lancaster County, Pennsylvania;

WHEREAS, the Company has, since the date of the Second Supplemental Indenture, acquired additional real property in Cecil County, Maryland;

WHEREAS, the Board of Directors of the Company has authorized and approved actions necessary for the Company to establish two new series of Obligations to be designated (i) the First Mortgage Bonds, 2015 Series A due December 1, 2044, in the aggregate principal amount of Two Hundred Sixty Million Dollars ($260,000,000.00) (the “2015 Series A Bonds”), and (ii) the First Mortgage Bonds, 2015 Series B due December 1, 2053, in the aggregate principal amount of Seventy-Two Million Dollars ($72,000,000.00) (the “2015 Series B Bonds,” and collectively with the 2015 Series A Bonds, the “2015 Bonds”);

WHEREAS, the 2015 Series A Bonds and 2015 Series B Bonds are being issued pursuant to this Third Supplemental Indenture to the parties set forth in Schedule A of the Bond Purchase Agreement (described below) with respect to each such series of the 2015 Bonds (with their successors or assigns of the 2015 Bonds, each a “2015 Series A Holder” or a “2015 Series B Holder,” as applicable, or collectively, the “2015 Holders”) to secure the Company’s obligations under the Bond Purchase Agreement, dated as of November 24, 2014, among the Company and the original 2015 Holders (the “Bond Purchase Agreement”), and the Company has complied or will comply with all provisions required to issue Obligations provided for in the Indenture;

WHEREAS, the Company desires to execute and deliver this Third Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of (i) providing for the creation and designation of the 2015 Bonds as Obligations and specifying the form and provisions of the 2015 Bonds, and (ii) amplifying the description of the property subject to the lien of the Indenture;

WHEREAS, Section 13.01 of the Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into supplemental indentures for the purposes of and subject to the conditions set forth in said Section 13.01, and this Third Supplemental Indenture is permitted pursuant to provisions of Section 13.01(A) and Section 13.01(C); and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure the payment of the principal of and interest on the 2015 Bonds, to make the 2015 Bonds issued under the Indenture, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute under the Indenture a valid and binding lien for the security of the 2015 Bonds, in accordance with its terms, have been done and taken, and the execution and delivery of this Third Supplemental Indenture has been in all respects duly authorized.

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when issued, the 2015 Bonds, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to confirm the terms and conditions on which the 2015 Bonds are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property and Excluded Property) of the Company, whether now owned and described on Exhibit C attached hereto and by this reference made a part hereof, or hereafter acquired, of the character described in the Granting Clauses of the Indenture, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all of those fee and leasehold interests in real property, if any, which may hereafter be constructed or acquired by it, but subject to all exceptions, reservations and matters of the character therein referred to, and expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” in the Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that (i) if, upon the occurrence of an Event of Default under the Indenture, the Trustee, or any separate trustee or co-trustee appointed under Section 10.14 of the Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Subdivisions (A) through (G), inclusive, of “Excepted Property” then owned or thereafter acquired by the Company shall immediately, and, in the case of any Excepted Property described or referred to in Subdivisions (H) through (K), inclusive, of “Excepted Property” upon demand of the Trustee or such other trustee or receiver, become subject to the lien thereof to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and (ii) whenever all Events of Default under the Indenture shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien thereof to the extent and otherwise as hereinabove set forth. The Company may, however, pursuant to the Third Granting Clause of the Indenture, subject to the lien of the Indenture any Excepted Property, whereupon the same shall cease to be Excepted Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 14.06 of the Indenture as to property hereafter acquired since the date of execution of the Original Indenture, (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of Default under the Indenture and subject to the provisions of Article VI of the Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article VI of the Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

AND IT IS HEREBY COVENANTED AND DECLARED that the 2015 Bonds are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

All words and phrases defined in the Indenture shall have the same meaning in this Third Supplemental Indenture, including any exhibit hereto, except as otherwise appears herein and in this Article or unless the context clearly requires otherwise. In addition, the following terms have the following meaning in this Third Supplemental Indenture unless the context clearly requires otherwise.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in (a) New York, New York, (b) Richmond, Virginia and (c) Raleigh, North Carolina or the city in which the principal corporate trust office of the Trustee is located are required or authorized to be closed.

“Default Rate” means with respect to any 2015 Bond, that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of such 2015 Bond, or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York or its successor, as its “prime” rate.

“Make-Whole Amount” is defined in Section 2.10 herein.

ARTICLE II

THE 2015 BONDS AND

CERTAIN PROVISIONS RELATING THERETO

Section 2.1 Authentication and Terms of the 2015 Bonds. Pursuant to the provisions of Article V of the Original Indenture, there has been established two series of Obligations known as and entitled the “First Mortgage Bonds, 2015 Series A” and the “First Mortgage Bonds, 2015 Series B.”

The aggregate principal amount of the 2015 Series A Bonds which may be authenticated and delivered and Outstanding at any one time is limited to Two Hundred Sixty Million Dollars ($260,000,000.00) due December 1, 2044. The aggregate principal amount of the 2015 Series B Bonds which may be authenticated and delivered and Outstanding at any one time is limited to Seventy-Two Million Dollars ($72,000,000.00) due December 1, 2053. The 2015 Bonds shall originally be registered in the names of the applicable 2015 Holders, and shall be dated the date of authentication and delivery. The 2015 Bonds shall be issued as fully registered bonds without coupons and in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof.

The 2015 Series A Bonds shall bear interest from their date of issuance, payable semi-annually on June 1 and December 1 of each year commencing on June 1, 2015, at the rate of 4.46% per annum, subject to adjustment for an Interest Rate Adjustment Event as provided in the 2015 Series A Bonds. The 2015 Series B Bonds shall bear interest from their date of issuance, payable semi-annually on June 1 and December 1 of each year commencing on June 1, 2015, at the rate of 4.56% per annum, subject to adjustment for an Interest Rate Adjustment Event as provided in the 2015 Series B Bonds. Interest on the 2015 Bonds shall be computed on the basis of a 360-day year of twelve 30-day months.

The principal of, premium (including the Make-Whole Amount), if any, and interest on the 2015 Bonds shall be paid to the 2015 Holders thereof in immediately available funds as described in such Bonds. Any payment of principal of or premium (including the Make-Whole Amount, if any) or interest on any 2015 Bond that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any 2015 Bond is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

If the Company fails to make any payment with respect to the 2015 Bonds when due, then such payment shall be due and payable on demand, and shall accrue interest from the date due until the date paid at the Default Rate.

Section 2.2 Form of the 2015 Series Bonds. The 2015 Series A Bonds and the 2015 Series B Bonds shall each be a bond substantially in the form of Exhibit A and Exhibit B hereto, respectively, and the Trustee’s authentication certificate to be executed on the 2015 Series A Bonds and 2015 Series B Bonds shall be substantially in the form attached thereto, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

Section 2.3 Required Prepayments. On December 1, 2045, and on each December 1 thereafter to and including December 1, 2053, the Company will prepay a portion of the aggregate principal amount of the 2015 Series B Bonds due December 1, 2053, at par and without payment of any premium (including the Make-Whole Amount), provided that upon any partial prepayment of such 2015 Series B Bonds pursuant to Section 2.5 or partial purchase of such 2015 Series B Bonds permitted by Section 2.9, the principal amount of each required prepayment of such 2015 Series B Bonds becoming due under this Section 2.3 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of such 2015 Series B Bonds is reduced as a result of such prepayment or purchase. The aggregate principal amount of the 2015 Series B Bonds to be prepaid and the dates of such prepayments, as well as the principal amount payable on the maturity date, are set forth below:

Date	Amount
December 1, 2045	$8,000,000.00
December 1, 2046	$8,000,000.00
December 1, 2047	$8,000,000.00
December 1, 2048	$8,000,000.00
December 1, 2049	$8,000,000.00
December 1, 2050	$8,000,000.00
December 1, 2051	$8,000,000.00
December 1, 2052	$8,000,000.00
December 1, 2053(1)	$8,000,000.00

(1)	The final maturity date of the 2015 Series B Bonds.

Section 2.4 Optional Redemption. The 2015 Series A Bonds, due December 1, 2044, are subject to redemption, in whole or in part, on a pro rata basis within 90 days prior to the final maturity of the 2015 Series A Bonds at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Redemption Date. The 2015 Series B Bonds, due December 1, 2053, are subject to redemption, in whole or in part, on a pro rata basis within 90 days prior to the final maturity of the 2015 Series B Bonds at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Redemption Date. From and after such Redemption Date, interest on such principal amount being redeemed shall cease to accrue.

Upon receipt of a notice from the Company of its intent to effect an optional redemption of the 2015 Series A Bonds or the 2015 Series B Bonds, as applicable, pursuant to this section, the Trustee shall cause written notice of such redemption to be given to each Holder of the 2015 Series A Bonds or 2015 Series B Bonds, as applicable, then Outstanding not less than 30 days and not more than 60 days prior to the Redemption Date. The notice of redemption shall specify the Redemption Date, that interest, if any accrued to the Redemption Date will be paid as specified in such notice and that on and after such date interest thereon shall cease to accrue. Any 2015 Bond redeemed in full shall be surrendered to the Company reasonably promptly after payment is made in full in accordance with Section 11 of the Bond Purchase Agreement and cancelled and shall not be reissued, and no 2015 Bond shall be issued in lieu of any redeemed principal amount of any such cancelled 2015 Bond.

Section 2.5 Optional Prepayments and Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the 2015 Bonds in an amount not less than 3% of the aggregate principal amount of the 2015 Bonds then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each 2015 Holder written notice of each optional prepayment under this Section 2.5 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the 2015 Bonds to be prepaid on such date, the principal amount of each 2015 Bond held by such 2015 Holder to be prepaid (determined in accordance with Section 2.6 herein), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by an Officer’s Certificate as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each 2015 Holder an Officer’s Certificate specifying the calculation of such Make-Whole Amount as of the specified prepayment date. The Company shall contemporaneously deliver a copy of such notice and Officer’s Certificate to the Trustee.

Section 2.6 Allocation of Partial Prepayments. In the case of each optional redemption or partial prepayment of the 2015 Series A Bonds or 2015 Series B Bonds, as applicable, pursuant to Section 2.4 or 2.5 hereof, respectively, the principal amount of the 2015 Series A Bonds or 2015 Series B Bonds, as applicable, to be redeemed or prepaid, as applicable, shall be allocated among all of the 2015 Series A Bonds or 2015 Series B Bonds, as applicable, at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption or prepayment, as applicable.

Section 2.7 Payment of Make-Whole Amount Upon Acceleration. Upon the occurrence of an Event of Default, if the outstanding principal amount of the 2015 Series A Bonds or 2015 Series B Bonds, as applicable, shall have been declared or otherwise become due and payable immediately pursuant to and in accordance with the Indenture then, in addition to paying each 2015 Series A Holder or 2015 Series B Holder, as applicable, the entire unpaid principal amount of its 2015 Series A Bonds or 2015 Series B Bonds, as applicable, and all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the applicable Default Rate), the Company shall calculate and pay to each 2015 Series A Holder or 2015 Series B Holder, as applicable, (to the full extent permitted by applicable law) an amount equal to the Make-Whole Amount determined in respect of such principal amount. The Company acknowledges that each 2015 Series A Holder or 2015 Series B Holder, as applicable, has the right to maintain its investment in the 2015 Series A Bonds or 2015 Series B Bonds, as applicable, free from repayment by the Company (except as herein and in the Indenture specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the 2015 Series A Bonds or 2015 Series B Bonds, as applicable, are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 2.8 Maturity; Surrender; Etc. In the case of each prepayment of 2015 Series A Bonds or 2015 Series B Bonds, as applicable, pursuant to Section 2.5 hereof, the principal amount of each 2015 Series A Bond or 2015 Series B Bond, as applicable, to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any 2015 Series A Bond or 2015 Series B Bond, as applicable, paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no 2015 Series A Bond or 2015 Series B Bond, as applicable, shall be issued in lieu of any prepaid principal amount of any such cancelled 2015 Series A Bond or 2015 Series B Bond, as applicable.

Section 2.9 Purchase of 2015 Bonds. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding 2015 Series A Bonds or 2015 Series B Bonds, as applicable, except (a) upon the payment, redemption or prepayment of the 2015 Series A Bonds or 2015 Series B Bonds, as applicable, in accordance with the terms of the Original Indenture and the 2015 Series A Bonds or 2015 Series B Bonds, as applicable, or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the Holders of all 2015 Series A Bonds or 2015 Series B Bonds, as applicable, at the time outstanding upon the same terms and conditions. Any such offer shall provide each 2015 Series A Holder or 2015 Series B Holder, as applicable, with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the Holders of more than 51% of the principal amount of the 2015 Series A Bonds or 2015 Series B Bonds, as applicable, then outstanding accept such offer, the Company shall promptly notify the remaining 2015 Series A Holders or 2015 Series B Holders, as applicable, of such fact and the expiration date for the acceptance by 2015 Series A Holders or 2015 Series B Holders, as applicable, of such offer shall be extended by the number of days necessary to give each such remaining 2015 Series A Holder or 2015 Series B Holder, as applicable, at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all 2015 Series A Bonds or 2015 Series B Bonds, as applicable, acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of 2015 Series A Bonds or 2015 Series B Bonds, as applicable, pursuant to any provision of this Third Supplemental Indenture and no 2015 Series A Bonds or 2015 Series B Bonds, as applicable, may be issued in substitution or exchange for any such 2015 Series A Bonds or 2015 Series B Bonds, as applicable.

Section 2.10 Make-Whole Amount.

“Make-Whole Amount.” The term “Make-Whole Amount” means, with respect to any 2015 Series A Bond or 2015 Series B Bond, as applicable, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such 2015 Series A Bond or 2015 Series B Bond, as applicable, over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount with respect to any 2015 Series A Bond or 2015 Series B Bond, as applicable, the following terms have the following meanings:

“Called Principal” means, with respect to any 2015 Series A Bond or 2015 Series B Bond, as applicable, the principal of such 2015 Series A Bond or 2015 Series B Bond, as applicable, that is to be prepaid pursuant to Section 2.5 hereof or has become or is declared to be immediately due and payable pursuant to the Indenture, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any 2015 Series A Bond or 2015 Series B Bond, as applicable, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the 2015 Series A Bonds or 2015 Series B Bonds, as applicable, is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any 2015 Series A Bond or 2015 Series B Bond, as applicable, the sum of 0.50% plus the yield to maturity implied by the yields reported as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury (“Reported”) securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable 2015 Series A Bond or 2015 Series B Bond.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any 2015 Series A Bond or 2015 Series B Bond, as applicable, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable 2015 Series A Bond or 2015 Series B Bond.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any 2015 Series A Bond or 2015 Series B Bond, as applicable, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the 2015 Series A Bonds or 2015 Series B Bonds, as applicable, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 2.5 or Section 2.7 above.

“Settlement Date” means, with respect to the Called Principal of any 2015 Series A Bond or 2015 Series B Bond, as applicable, the date on which such Called Principal is to be prepaid pursuant to Section 2.5 above or has become or is declared to be immediately due and payable pursuant to the Indenture, as the context requires.

Section 2.11 Use of Proceeds. The Company shall use the proceeds of the loan evidenced by the 2015 Bonds for the repayment of indebtedness and general corporate purposes.

ARTICLE III

OUTSTANDING SECURED OBLIGATIONS

Section 3.1 Principal Amount Presently To Be Outstanding. The total aggregate principal amount of Obligations of the Company issued and Outstanding and presently to be issued and Outstanding under the provisions of and secured by the Indenture is One Billion One Hundred Nine Million Six Hundred Twenty-Two Thousand Dollars ($1,109,622,000.00)

consisting of: One Hundred Eighty-Seven Million Five Hundred Thousand Dollars ($187,500,000.00) principal amount of First Mortgage Bonds, 2002 Series B; One Hundred Fifty-Six Million Two Hundred Forty-Seven Thousand Dollars ($156,247,000.00) principal amount of First Mortgage Bonds, 2003 Series A; Eighty-Seven Million Eight Hundred Seventy-Five Thousand Dollars ($87,875,000.00) principal amount of First Mortgage Bonds, 2011 Series C; One Hundred Sixty-Five Million Dollars ($165,000,000.00) principal amount of First Mortgage Bonds, 2011 Series B; Eighty-One Million Dollars ($81,000,000.00) principal amount of First Mortgage Bonds, 2011 Series A; Fifty Million Dollars ($50,000,000.00) principal amount of First Mortgage Bonds, 2013 Series A and Fifty Million Dollars ($50,000,000.00) principal amount of First Mortgage Bonds, 2013 Series B; and Two Hundred Sixty Million Dollars ($260,000,000.00) principal amount of First Mortgage Bonds, 2015 Series A and Seventy-Two Million Dollars ($72,000,000.00) principal amount of First Mortgage Bonds, 2015 Series B, each 2015 series to be issued pursuant to this Third Supplemental Indenture upon compliance by the Company with the provisions of the Indenture.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Supplemental Indenture. This Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented, modified, and amended, is hereby confirmed. Except to the extent inconsistent with the express terms of this Third Supplemental Indenture and the 2015 Bonds, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the 2015 Bonds to the same extent as if specifically set forth herein.

Section 4.2 Trustee Obligations Under the Bond Purchase Agreement. The Trustee is not a party to the Bond Purchase Agreement and all obligations of the Trustee relating to the 2015 Bonds are set forth in the Indenture, including this Third Supplemental Indenture.

Section 4.3 Recitals. All Recitals in this Third Supplemental Indenture are made by the Company only and not by the Trustee and are incorporated herein; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 4.4 Successors and Assigns. Whenever in this Third Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles X and XII of the Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements contained in this Third Supplemental Indenture by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 4.5 No Rights, Remedies, Etc. Nothing in this Third Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding

Secured Obligations, any right, remedy or claim under or by reason of this Third Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Third Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

Section 4.6 Severability. Any provision of this Third Supplemental Indenture held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 4.7 Governing Law. This Third Supplemental Indenture shall be construed in accordance with and governed by the law of the Commonwealth of Virginia.

Section 4.8 Counterparts. This Third Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 4.9 Security Agreement; Mailing Address. To the extent permitted by applicable law, this Third Supplemental Indenture shall be deemed to be a security agreement and financing statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code.

The mailing address of the Company, as debtor, is:

Old Dominion Electric Cooperative

Innsbrook Corporate Center

4201 Dominion Boulevard

Glen Allen, Virginia 23060

and the mailing address of the Trustee, as secured party, is:

Branch Banking and Trust Company

Attention: Corporate Trust Department

223 West Nash Street

Wilson, North Carolina 27893

Additionally, this Third Supplemental Indenture shall, if appropriate, be an amendment to the financing documents previously filed in connection with the Original Indenture. The Company is authorized to execute and file as appropriate instruments under the Uniform Commercial Code to either create a security interest or amend any security interest heretofore created.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

Company: Innsbrook Corporate Center 4201 Dominion Boulevard Glen Allen, Virginia 23060	OLD DOMINION ELECTRIC COOPERATIVE

	By:	/s/ Robert L. Kees
	Name:	Robert L. Kees
	Title:	Senior Vice President and Chief Financial Officer

COMMONWEALTH OF VIRGINIA	)
	)	TO-WIT:
COUNTY OF HENRICO	)

The foregoing instrument was duly acknowledged before me this November 24, 2014 by Robert L. Kees, the Senior Vice President and Chief Financial Officer of Old Dominion Electric Cooperative, a Virginia utility aggregation cooperative, on behalf of the cooperative.

/s/ Marian G. Williams
Notary Public

My Commission expires: 5/31/18

Trustee: Attention: Corporate Trust Department 223 West Nash Street Wilson, North Carolina 27893	BRANCH BANKING AND TRUST COMPANY as Trustee

	By:	/s/ Gregory Yanok
	Name:	Gregory Yanok
	Title:	Vice President

STATE OF NORTH CAROLINA	)
	)	TO-WIT:
COUNTY OF WILSON	)

The foregoing instrument was duly acknowledged before me this November 24, 2014 by Gregory Yanok, the Vice President of Branch Banking and Trust Company, a North Carolina banking corporation.

/s/ Ruby Tyner
Notary Public

My Commission expires: 6/26/15

EXHIBIT A

FORM OF 2015 SERIES A BONDS

THIS 2015 SERIES A BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH EXEMPTION IS REQUIRED BY LAW.

OLD DOMINION ELECTRIC COOPERATIVE

FIRST MORTGAGE BONDS, 2015 SERIES A DUE DECEMBER 1, 2044

NO. [ ]	ISSUANCE DATE: [ ]
$[ ]	PPN: 679574 B#9

FOR VALUE RECEIVED, the undersigned, OLD DOMINION ELECTRIC COOPERATIVE (herein called the “Company”), a Virginia utility aggregation cooperative, hereby promises to pay to [        ], or registered assigns, the principal sum of [        ] Dollars (or so much thereof as shall not have been prepaid) on December 1, 2044, with interest computed on the basis of a 360-day year of twelve 30-day months (a) on the unpaid balance hereof at a rate of 4.46% per annum (plus, upon the occurrence and during the continuation of an Interest Rate Adjustment Event (as hereinafter defined), an additional 2% per annum) from the earlier of the date hereof or the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on the first day of June and December, commencing on June 1, 2015, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, any overdue payment of any Make-Whole Amount (as defined in the Third Supplemental Indenture referred to below), payable semiannually as aforesaid (or, at the option of the registered Holder hereof, on demand), at the Default Rate (as defined in the Third Supplemental Indenture referred to below). Immediately upon the cessation or waiver of an Interest Rate Adjustment Event this Bond shall cease to bear the additional 2% per annum interest rate referenced in clause (a) above.

“Interest Rate Adjustment Event” means the occurrence of any of the following:

(a) the Company defaults in the performance of Section 7.1(a) or (b) or Section 7.2 of the Bond Purchase Agreement (as defined below); or

(b) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in the Bond Purchase Agreement (as defined below) or in any writing furnished in connection with the transactions contemplated by the Third Supplemental Indenture (referred to below) proves to have been false or incorrect in any material respect on the date as of which made and, with respect to representations and warranties made after the date hereof, for which accurate information has not since been provided in writing to the Holder of this Bond;

provided, that, in either case, an Interest Rate Adjustment Event shall not be deemed to have occurred or be continuing with respect to any portion of the 2015 Series A Bonds for which the Default Rate is then applicable.

Subject to Section 11 of the Bond Purchase Agreement (defined below), payments of principal of, interest on, and any Make-Whole Amount with respect to this Bond are to be made in lawful money of the United States of America in accordance with the terms of the Indenture.

This Bond is one of the 2015 Series A Bonds (herein called the “Bonds”) issued pursuant to the Third Supplemental Indenture, dated as of November 1, 2014 (as from time to time amended, the “Third Supplemental Indenture”), between the Company and the Trustee named therein which amends and supplements the Second Amended and Restated Indenture of Mortgage and Deed of Trust, dated as of January 1, 2011 (as amended and supplemented from time to time, the “Indenture”) and is entitled to the benefits thereof and the Bond Purchase Agreement dated as of November 24, 2014 between the Company and the purchasers listed in Schedule A thereto (the “Bond Purchase Agreement”). Each Holder of this Bond will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 18 of the Bond Purchase Agreement and (ii) made the representations set forth in Section 6 of the Bond Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Bond shall have the respective meanings ascribed to such terms in the Third Supplemental Indenture.

This Bond shall be registered in the name of the Holder hereof. This Bond is transferable, as provided in the Indenture, only upon the registration books of the Company maintained by the Obligation Registrar, which shall be the Trustee, kept at its principal office, upon presentation at said office of this Bond with the written request of the registered owner hereof or his attorney duly authorized in writing, and a written instrument of transfer satisfactory to the Obligation Registrar duly executed by the registered owner or his duly authorized attorney.

The Bonds shall be issued as fully registered Bonds without coupons and in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof. The Trustee may impose a charge sufficient to reimburse the Company or the Trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or any transfer of a Bond. The cost, if any, of preparing each new Bond issued upon such exchange or transfer, and any other expenses of the Company or the Trustee incurred in connection therewith, shall be paid by in accordance with Section 3.06 of the Indenture.

This Bond is subject to optional redemption, in whole or in part, at the times and on the terms specified in the Third Supplemental Indenture, but not otherwise. This Bond is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Third Supplemental Indenture, but not otherwise.

If an Event of Default under the Indenture occurs and is continuing, the principal of this Bond may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture. In the event that the principal of this Bond shall have been declared or otherwise become due and payable as described in the preceding sentence, then, in addition to paying the Holder hereof the entire unpaid principal amount of this Bond and all accrued and unpaid interest hereon (including, but not limited to, interest accrued hereon at the Default Rate), the Company shall pay to the Holder hereof (to the full extent permitted by applicable law) an amount equal to the Make-Whole Amount determined in respect of such principal amount.

The Holder of this Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture and the Bond Purchase Agreement.

All acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to make the 2015 Series A Bonds issued under the Indenture, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, in accordance with its terms, have been done and taken.

It is the intention of the Holder to comply with the usury laws of the Commonwealth of Virginia and of the United States of America. This Bond is hereby expressly limited such that in no contingency or event whatsoever, whether by reason of acceleration, prepayment, or otherwise, shall the amount of interest contracted for, charged or received by the Holder for the use, forbearance, or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the highest maximum rate permitted by applicable law. If fulfillment of any provisions hereof, at the time of performance of such provisions shall be due, shall involve transcending the valid limits prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the maximum rate allowed by applicable law. If any Holder receives as interest an amount which will exceed the maximum rate allowed by applicable law, such amount shall be applied to the reduction of the principal amount owing hereunder or on account of any other principal indebtedness owed to Holder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness, such excess shall be refunded. To the extent not prohibited by applicable law, determination of the maximum rate allowed by applicable law shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the full term of this Bond, all interest at any time contracted for, charged or received from the Company in connection with this Bond, so that the actual rate of interest on account of such indebtedness is uniform throughout the term of this Bond. The terms of this paragraph shall control and supersede any other provisions of this Bond.

This Bond shall be construed in accordance with and governed by the law of the Commonwealth of Virginia.

No covenant or agreement contained in this Bond, the Indenture or the Third Supplemental Indenture shall be deemed to be a covenant or agreement of any official, officer, agent or employee of the Company in his individual capacity, and no officer of the Company executing this Bond shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance of this Bond.

This Bond shall not be entitled to any benefit under the Indenture or be valid until this Bond shall have been authenticated by the execution by the Trustee, or its successor as Trustee, of the Certificate of Authentication inscribed hereon.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Bond to be executed by a duly authorized officer of the Company.

OLD DOMINION ELECTRIC COOPERATIVE

By:
Name:	Robert L. Kees
Title:	Senior Vice President and Chief Financial Officer

This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

BRANCH BANKING AND TRUST COMPANY as Trustee

By:
Authorized Signatory

Date of Authentication:

EXHIBIT B

FORM OF 2015 SERIES B BONDS

THIS 2015 SERIES B BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH EXEMPTION IS REQUIRED BY LAW.

OLD DOMINION ELECTRIC COOPERATIVE

FIRST MORTGAGE BONDS, 2015 SERIES B DUE DECEMBER 1, 2053

NO. [ ]	ISSUANCE DATE: [ ]
$[ ]	PPN: 679574 C*2

FOR VALUE RECEIVED, the undersigned, OLD DOMINION ELECTRIC COOPERATIVE (herein called the “Company”), a Virginia utility aggregation cooperative, hereby promises to pay to [        ], or registered assigns, the principal sum of [        ] Dollars (or so much thereof as shall not have been prepaid) on December 1, 2053, with interest computed on the basis of a 360-day year of twelve 30-day months (a) on the unpaid balance hereof at a rate of 4.56% per annum (plus, upon the occurrence and during the continuation of an Interest Rate Adjustment Event (as hereinafter defined), an additional 2% per annum) from the earlier of the date hereof or the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on the first day of June and December, commencing on June 1, 2015, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest, any overdue payment of any Make-Whole Amount (as defined in the Third Supplemental Indenture referred to below), payable semiannually as aforesaid (or, at the option of the registered Holder hereof, on demand), at the Default Rate (as defined in the Third Supplemental Indenture referred to below). Immediately upon the cessation or waiver of an Interest Rate Adjustment Event this Bond shall cease to bear the additional 2% per annum interest rate referenced in clause (a) above.

“Interest Rate Adjustment Event” means the occurrence of any of the following:

(a) the Company defaults in the performance of Section 7.1(a) or (b) or Section 7.2 of the Bond Purchase Agreement (as defined below); or

(b) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in the Bond Purchase Agreement (as defined below) or in any writing furnished in connection with the transactions contemplated by the Third Supplemental Indenture (referred to below) proves to have been false or incorrect in any material respect on the date as of which made and, with respect to representations and warranties made after the date hereof, for which accurate information has not since been provided in writing to the Holder of this Bond;

provided, that, in either case, an Interest Rate Adjustment Event shall not be deemed to have occurred or be continuing with respect to any portion of the 2015 Series B Bonds for which the Default Rate is then applicable.

Subject to Section 11 of the Bond Purchase Agreement (defined below), payments of principal of, interest on, and any Make-Whole Amount with respect to this Bond are to be made in lawful money of the United States of America in accordance with the terms of the Indenture.

This Bond is one of the 2015 Series B Bonds (herein called the “Bonds”) issued pursuant to the Third Supplemental Indenture, dated as of November 1, 2014 (as from time to time amended, the “Third Supplemental Indenture”), between the Company and the Trustee named therein which amends and supplements the Second Amended and Restated Indenture of Mortgage and Deed of Trust, dated as of January 1, 2011 (as amended and supplemented from time to time, the “Indenture”) and is entitled to the benefits thereof and the Bond Purchase Agreement dated as of November 24, 2014 between the Company and the purchasers listed in Schedule A thereto (the “Bond Purchase Agreement”). Each Holder of this Bond will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 18 of the Bond Purchase Agreement and (ii) made the representations set forth in Section 6 of the Bond Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Bond shall have the respective meanings ascribed to such terms in the Third Supplemental Indenture.

This Bond shall be registered in the name of the Holder hereof. This Bond is transferable, as provided in the Indenture, only upon the registration books of the Company maintained by the Obligation Registrar, which shall be the Trustee, kept at its principal office, upon presentation at said office of this Bond with the written request of the registered owner hereof or his attorney duly authorized in writing, and a written instrument of transfer satisfactory to the Obligation Registrar duly executed by the registered owner or his duly authorized attorney.

The Bonds shall be issued as fully registered Bonds without coupons and in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof. The Trustee may impose a charge sufficient to reimburse the Company or the Trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or any transfer of a Bond. The cost, if any, of preparing each new Bond issued upon such exchange or transfer, and any other expenses of the Company or the Trustee incurred in connection therewith, shall be paid by in accordance with Section 3.06 of the Indenture.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Third Supplemental Indenture. This Bond is subject to optional redemption, in whole or in part, at the times and on the terms specified in the Third Supplemental Indenture, but not otherwise. This Bond is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Third Supplemental Indenture, but not otherwise.

If an Event of Default under the Indenture occurs and is continuing, the principal of this Bond may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Indenture. In the event that the principal of this Bond shall have been declared or otherwise become due and payable as described in the preceding sentence, then, in addition to paying the Holder hereof the entire unpaid principal amount of this Bond and all accrued and unpaid interest hereon (including, but not limited to, interest accrued hereon at the Default Rate), the Company shall pay to the Holder hereof (to the full extent permitted by applicable law) an amount equal to the Make-Whole Amount determined in respect of such principal amount.

The Holder of this Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture and the Bond Purchase Agreement.

All acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to make the 2015 Series B Bonds issued under the Indenture, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, in accordance with its terms, have been done and taken.

It is the intention of the Holder to comply with the usury laws of the Commonwealth of Virginia and of the United States of America. This Bond is hereby expressly limited such that in no contingency or event whatsoever, whether by reason of acceleration, prepayment, or otherwise, shall the amount of interest contracted for, charged or received by the Holder for the use, forbearance, or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the highest maximum rate permitted by applicable law. If fulfillment of any provisions hereof, at the time of performance of such provisions shall be due, shall involve transcending the valid limits prescribed by applicable law, then, ipso facto, the obligation to be fulfilled shall be reduced to the maximum rate allowed by applicable law. If any Holder receives as interest an amount which will exceed the maximum rate allowed by applicable law, such amount shall be applied to the reduction of the principal amount owing hereunder or on account of any other principal indebtedness owed to Holder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness, such excess shall be refunded. To the extent not prohibited by applicable law, determination of the maximum rate allowed by applicable law shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the full term of this Bond, all interest at any time contracted for, charged or received from the Company in connection with this Bond, so that the actual rate of interest on account of such indebtedness is uniform throughout the term of this Bond. The terms of this paragraph shall control and supersede any other provisions of this Bond.

This Bond shall be construed in accordance with and governed by the law of the Commonwealth of Virginia.

No covenant or agreement contained in this Bond, the Indenture or the Third Supplemental Indenture shall be deemed to be a covenant or agreement of any official, officer, agent or employee of the Company in his individual capacity, and no officer of the Company executing this Bond shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance of this Bond.

This Bond shall not be entitled to any benefit under the Indenture or be valid until this Bond shall have been authenticated by the execution by the Trustee, or its successor as Trustee, of the Certificate of Authentication inscribed hereon.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Bond to be executed by a duly authorized officer of the Company.

OLD DOMINION ELECTRIC COOPERATIVE

By:
Name:	Robert L. Kees
Title:	Senior Vice President and Chief Financial Officer

This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

BRANCH BANKING AND TRUST COMPANY
as Trustee

By:
Authorized Signatory

Date of Authentication:

EXHIBIT C

ADDITIONAL REAL PROPERTY